As filed with the Securities and Exchange Commission on February 29, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Bazaarvoice, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-2908277
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(Address of principal executive offices, including zip code)

2012 Equity Incentive Plan

2012 Employee Stock Purchase Plan

2005 Stock Plan

(Full title of the plan)

Brett A. Hurt

Founder, Chief Executive Officer and President

Bazaarvoice, Inc.

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(512) 551-6000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Paul R. Tobias Derek L. Willis Wilson Sonsini Goodrich & Rosati, Professional Corporation 900 S. Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, Texas 78746-5546 (512) 338-5400	Bryan C. Barksdale General Counsel and Secretary Bazaarvoice, Inc. 3900 N. Capital of Texas Highway, Suite 300 Austin, Texas 78746-3211 (512) 551-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share:
—To be issued under the 2012 Equity Incentive Plan	4,313,274	$16.42 (2)	$70,802,392.71	$8,113.95
—To be issued under the 2012 Employee Stock Purchase Plan	1,137,123	$13.95 (3)	$15,865,992.94	$1,818.24
—Outstanding under the 2005 Stock Plan, as amended	11,578,079	$4.07 (4)	$47,122,781.53	$5,400.27
TOTAL:	17,028,476		$133,791,167.18	$15,332.47

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2012 Equity Incentive Plan (“2012 Plan”), 2012 Employee Stock Purchase Plan (“2012 ESPP”) and 2005 Stock Plan, as amended (“2005 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $16.42 per share, which represents the average of the high and low price per share of the Registrant’s common stock on February 24, 2012 as reported on the Nasdaq Global Market.
(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of 85% of $16.42 per share, which represents the average of the high and low price per share of the Registrant’s common stock on February 24, 2012 as reported on the Nasdaq Global Market. Pursuant to the 2012 ESPP, which plan is incorporated by reference herein, the purchase price of the shares of common stock will be 85% of the lower of the fair market value of the common stock on the first trading day of the offering period or on the last day of the offering period, whichever is lower.
(4)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the exercise price of the weighted average exercise price of outstanding options under the 2005 Plan of $4.07 per share.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Bazaarvoice, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1) The Registrant’s Prospectus filed with the Commission on February 24, 2012, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Registration Statement on Form S-1, as amended (File No. 333-176506), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(2) The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35433) filed with the Commission on February 21, 2012, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Investment funds associated with Wilson Sonsini Goodrich & Rosati, Professional Corporation hold 212,323 shares of the Registrant’s common stock.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation, as currently in effect, provides for indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws, as currently in effect, provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into indemnification agreements with its directors, officers and some employees containing provisions that may be in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Registrant to, among other things, indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1*	Specimen Common Stock Certificate of Bazaarvoice, Inc. (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1)

4.2*	Amended and Restated Certificate of Incorporation of the Registrant, effective upon the closing of the Registrant’s initial public offering (which is incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1)

4.3*	Amended and Restated Bylaws of the Registrant, effective upon the closing of the Registrant’s initial public offering (which is incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1)

4.4*	2005 Stock Plan, as amended, and forms of agreements thereunder (which are incorporated herein by reference to Exhibits 10.2, 10.3 and 10.4 to the Registrant’s Registration Statement on Form S-1)

4.5*	2012 Equity Incentive Plan and forms of agreements thereunder (which are incorporated herein by reference to Exhibits 10.5, 10.6, 10.7 and 10.7.1 to the Registrant’s Registration Statement on Form S-1)

4.6*	2012 Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-176506), as declared effective on February 23, 2012.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 29th day of February, 2012.

BAZAARVOICE, INC.

By:	/s/ Brett A. Hurt
Brett A. Hurt Founder, Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brett A. Hurt and Stephen R. Collins, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Bazaarvoice, Inc., and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brett A. Hurt Brett A. Hurt	Director, Founder, Chief Executive Officer and President (principal executive officer)	February 29, 2012

/s/ Stephen R. Collins Stephen R. Collins	Chief Financial Officer and Chief Innovation Officer (principal financial officer and principal accounting officer)	February 29, 2012

/s/ Neeraj Agrawal Neeraj Agrawal	Director	February 29, 2012

/s/ Michael S. Bennett Michael S. Bennett	Director	February 29, 2012

/s/ Dev C. Ittycheria Dev C. Ittycheria	Director	February 29, 2012

/s/ Edward B. Keller Edward B. Keller	Director	February 29, 2012

/s/ Thomas J. Meredith Thomas J. Meredith	Director	February 29, 2012

/s/ Christopher A. Pacitti Christopher A. Pacitti	Director	February 29, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

4.1*	Specimen Common Stock Certificate of Bazaarvoice, Inc. (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1)

4.2*	Amended and Restated Certificate of Incorporation of the Registrant, effective upon the closing of the Registrant’s initial public offering (which is incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1)

4.3*	Amended and Restated Bylaws of the Registrant, effective upon the closing of the Registrant’s initial public offering (which is incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1)

4.4*	2005 Stock Plan, as amended, and forms of agreements thereunder (which are incorporated herein by reference to Exhibits 10.2, 10.3 and 10.4 to the Registrant’s Registration Statement on Form S-1)

4.5*	2012 Equity Incentive Plan and forms of agreements thereunder (which are incorporated herein by reference to Exhibits 10.5, 10.6, 10.7 and 10.7.1 to the Registrant’s Registration Statement on Form S-1)

4.6*	2012 Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-176506), as declared effective on February 23, 2012.